EXHIBIT 10(w)


                       KYSOR INDUSTRIAL CORPORATION
                      EMPLOYEE STOCK OWNERSHIP TRUST


     This instrument is an agreement and declaration of trust be-

tween Kysor Industrial Corporation ("Employer") and Old Kent Bank and Trust Company ("Trustee"). By this instrument, the Employer amends and restates the companion trust to the Kysor Industrial Corporation Employee Stock Ownership Plan ("Plan") effective January 1, 1989.


                                 ARTICLE 1

                          Establishment of Trust


1.1  Declaration of Trust.

     The Trustee declares that Plan assets delivered to it under the Plan will be held in trust and will be administered in ac-

cordance with the provisions of this instrument. The Trust is established and shall be operated for the exclusive benefit of Participants and their beneficiaries. The Trust shall not be diverted to other purposes, except that Trust assets may be used to pay reasonable expenses of administration.


1.2  Designation of Trust.

     This trust shall be known as the Kysor Industrial Corporation Employee Stock Ownership Trust ("Trust").


1.3  Compliance With Law; Interpretation.

     This restated Trust is intended to continue as a qualified tax-exempt trust under Code Section 501, ERISA, and all Regulations issued thereunder, and as part of an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7). This Trust shall be interpreted, administered and managed in compliance with those requirements. To the extent not superseded by federal law, the Trust shall be interpreted, administered, and managed in compliance with the laws of the State of Michigan.


                                 ARTICLE 2

                     Duties and Powers of the Employer


2.1  Duties, Powers, and Responsibilities of the Employer.

     (a)  Required. The Employer shall be responsible for:

          (i)  Employer Contributions.

               (A)  Amount.  Determining the amount of Employer
Contributions;

               (B)  Payment.  Paying, ceasing, or suspending
Employer Contributions (including additional contributions if necessary to correct an error in allocation, vesting, or distribution of a Participant's interest); and

               (C) Compliance. Determining that the amount and time of Employer Contributions comply with the Plan;

          (ii) Agent for Service of Process. Serving as the agent for service of process;

        (iii)  Trustee.  Appointing the Trustee;

          (iv) Amendment. Amending the Plan and Trust;

          (v) Plan Termination. Revoking this instrument and terminating the Plan and Trust; and

         (vi) Mergers; Spin-Offs. Merging the Plan with another qualified retirement plan maintained by the Employer or dividing the Plan into multiple plans.

     (b) Discretionary. The Employer may exercise the following responsibilities:

          (i) Alternate Administrator. Designating a Person other than the Employer as the Administrator; and

          (ii) Payment of Administrative Expenses.  Paying admin-

istrative expenses incurred in the operation, administration, management, and control of the Plan or the Trust. These expenses shall be the obligation of the Trust unless paid by the Employer.


2.2  Powers.

     The Employer shall have the power to do all acts with respect to the Trust necessary, suitable, or desirable to carry out its duties under this instrument and the Plan.


2.3  Limitation on Duties of the Employer.

     Except as otherwise stated, the Employer shall have no respon-

sibility or power for the investment and management of the assets of the Trust.


                                 ARTICLE 3

                        Administration of the Trust


3.1  Duties and Powers of the Trustee.

     (a) Duties of the Trustee. The Trustee shall be a named fiduciary having the following duties:

          (i) Control, Manage, and Invest Assets. To control, manage, and invest the assets of the Trust primarily in Employer
Stock, in accordance with the Plan;

         (ii) Administrator's Instructions. To carry out proper instructions of the Administrator; and

        (iii)  Records; Reports.  To maintain records and to pre-

pare and file reports required by law or Regulations, other than those for which the Administrator is responsible under the terms of the Plan and Trust.

     (b)  Powers of the Trustee.  The Trustee shall have the fol-

lowing powers:

          (i) Control of Property. To hold, manage, improve, repair, and control all property, real or personal, forming part of the Trust;

         (ii) Asset Investment. To invest assets of the Trust subject to the limitations in the Plan;

        (iii) Disposition of Assets. Subject to Section 4.6 of the Trust, to sell, convey, transfer, exchange, partition, lease for any term (even extending beyond the duration of the Trust), or otherwise dispose of any asset of the Trust from time to time, in the manner, for the consideration, and upon the terms and condi-

tions that the Trustee, in its discretion, determines;

         (iv) Agents, Advisers, and Counsel. To employ and to compensate from the Trust, agents, advisers, and legal counsel rea-

sonably necessary in managing the Trust and advising the Trustee as to its powers, duties, and liabilities;

          (v) Claims. To prosecute, defend, settle, arbitrate, compromise, or abandon all claims and demands in favor of or against the Trust, with or without the assistance of legal counsel;

         (vi)  Vote Securities.  Subject to Section 4.4 of the
Trust, to vote a corporation's stock or other securities, either in person or by proxy, for any purpose;

        (vii) Exercise Trust Rights. To exercise, refrain from the exercise of, or convey a conversion privilege or subscription right applicable to an asset of the Trust;

       (viii) Collection. To demand, collect, and receive the principal, dividends, interest, income, and all other moneys or other property due upon Trust assets;

         (ix) Change of Structure. To consent to, oppose, or take another action in connection with a bankruptcy, composition, arrangement, reorganization, consolidation, merger, liquidation, readjustment of the financial structure, or sale of assets of a corporation or other organization, the securities of which may constitute a portion of the Trust;

          (x)  Issue, Hold, or Register Securities.  To cause se-

curities or other property that may form part of the Trust to be issued, held or registered in the individual name of the Trustee, in the name of its nominee (with the consent of the Employer), or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the ownership of the property or security;

         (xi) Borrowing. To borrow money for the benefit of the Trust without binding itself individually, and to secure the loan by pledge, mortgage, or creation of another security interest in the property;

        (xii) Distributions. To make distributions from the Trust as directed by the Administrator;

       (xiii) Expenses. Unless paid by the Employer, to pay from the Trust all reasonable fees, taxes, commissions, charges, pre-

miums, and other expenses, including the reasonable fees of the Trustee, incurred in connection with the administration of the Plan or Trust, provided that no individual who is compensated on a full-time basis shall receive compensation from the Trust for services rendered to the Plan or Trust, except for reimbursement of expenses;

        (xiv) Insure Assets. To insure the assets of the Trust through a policy or contract of insurance;

         (xv) Incorporate. To incorporate (or participate in an incorporation) under the laws of any state for the purpose of acquiring and holding title to any property that is part of the Trust;

        (xvi) Allocations. To adjust its records upon receipt of allocations under Article 5 of the Plan from the Administrator or its agent and to rely on the accuracy of that information; and

       (xvii) Other Acts. To perform all other acts the Trustee deems necessary, suitable, or desirable for the control and manage-

ment of the Trust and discharge of its duties.

     (c)  Limitation on Duties and Powers of the Trustee.  The
Trustee shall have no duty or power:

          (i) Employer Contributions. To determine whether the amount of an Employer Contribution to the Trust is proper, or to enforce the payment of a contribution to the Trust;

         (ii)  Participant Eligibility.  To determine the eligi-

bility of an individual to participate in the Plan, the vested percentage for a Participant, the right to receive distributions from the Trust, or the method of a distribution to be made;

        (iii) Annual Addition Compliance. To determine whether the limitation on Annual Additions under Article 5 of the Plan has been met;

         (iv)  Allocations.  To determine allocations under
Article 5 of the Plan, or to have any independent duty to ascertain the accuracy of the allocations or liability for their inaccuracy; and

          (v) Top-Heavy Status. To determine whether or not the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan for a Plan Year.



3.2  Accounting.

     The Trustee shall maintain accurate and detailed records of all investments, receipts, disbursements, and other transactions for the Trust. The records shall be available for inspection at all reasonable times by Persons designated by the Administrator.

     (a) Report. As soon as administratively feasible after each Valuation Date and each other date agreed to by the Administrator and the Trustee, the Trustee shall prepare and furnish to the Administrator a statement of account containing the information required by ERISA Section 103(b)(3).

     (b) Judicial Settlement. A dispute concerning the Trustee's records or statement of account may be settled by a suit for an accounting brought by a Person having an interest in the Plan and Trust.

     (c) Exempt Loan. Separate accounting shall be maintained for each separate Exempt Loan, including a separate suspense account for each such Exempt Loan.


3.3  Appointment, Resignation, and Removal of Trustee.

     The Trustee shall be at least one individual or eligible cor-

poration with Trust powers appointed in writing by the Employer and authorized to act as Trustee by ERISA and the Code.

     (a) Resignation. The Trustee may resign with at least 60 days' written notice to the Employer, effective as of the date specified in the notice.

     (b)  Removal.  The Employer may remove the Trustee with writ-

ten notice to the Trustee, effective as of the date specified in the notice.

     (c)  Successor Trustee.  The Employer shall appoint a succes-

sor Trustee by written instrument delivered to the Trustee with the acceptance of the successor Trustee endorsed on the instrument.

     (d)  Effective Date of Resignation or Removal.  The resigna-

tion or removal of the Trustee shall not be effective before the appointment is made and accepted by the successor Trustee.

     (e) Procedure Upon Transfer. Upon the resignation or removal of the Trustee, the Trustee shall pay from the Trust all accrued fees and expenses of the Trust, including its own fees, and, as of the effective date of its resignation or removal, shall deliver a statement of account to the Administrator and the successor Trustee.

     (f) Earlier Transfer. In order to facilitate the prompt transfer of fiduciary responsibility and Trust assets to the suc-

cessor Trustee, the Administrator, and the Trustee may agree upon a procedure by which the Trustee shall deliver all Trust assets (less a reasonable reserve for fees and expenses) to the successor Trustee as soon as administratively feasible after receipt of notice of appointment of the successor Trustee and acceptance of Trust by the successor Trustee. The Administrator and the Trustee may agree to the transfer of Trust assets to the successor Trustee pending preparation and approval of the final Trust accountings.

     (g) Final Transfer. As soon as administratively feasible, the Trustee shall deliver the remaining assets of the Trust to the successor Trustee, together with records maintained by the Trustee.

     (h) In Kind Transfer. The Trustee shall consult with the Administrator concerning the liquidation of Trust assets to be transferred for the purpose of determining the feasibility of the transfer of certain Trust assets in kind before implementing the liquidation.

     (i)  Limitation on Liability of Successor.  The successor
Trustee shall not be liable for the acts or omissions of any prior
Trustee.


3.4  Trustee Action.

     Actions by a corporate Trustee shall be either by a resolution of its board of directors or by a written instrument executed by one of its authorized officers. Actions taken by any other Trustee shall be by a written instrument executed by the Trustee.


3.5  Indemnification of Trustee.

     To the extent permitted by applicable law, the Trustee shall be indemnified by the Employer against any and all liabilities, settlements, judgments, fines, losses, costs, and expenses (in-

cluding legal fees and expenses and internal allocated staff time) of whatever kind and nature (collectively, "Liabilities") which may be imposed on, incurred by, or asserted against the Trustee by reason of the performance or nonperformance of the Trustee's func-

tions, so long as such Liabilities do not arise or result from, or so long as the Trustee's performance or nonperformance did not constitute recklessness, gross negligence, willful misconduct, or unlawful acts or omissions in the performance of its duties, in either of which cases the Employer shall not be obligated to in-

demnify the Trustee. Notwithstanding the foregoing, the Trustee shall not be deemed to have violated the standard of care set forth in this section if it shall have acted in accordance with the written directions of the Administrator or its agent.

     Whenever the Trustee receives notice of any action, suit, arbitration, proceeding, demand, or claim (collectively, a "Pro-

ceeding") in connection with which it believes it would be entitled to be indemnified, it shall promptly give written notice to the Employer. The Employer will assume the defense of any such Proceeding and will employ counsel reasonably satisfactory to the Trustee and will pay the reasonable fees and expenses of such counsel on a current basis; provided, however, the Trustee shall be entitled to employ counsel separate from the Employer if, in the opinion of independent counsel, a conflict of interest exists which would make representation of the Trustee by the Employer's counsel unadvisable. Neither the Employer nor the Trustee shall settle any Proceeding without the consent of the other which consent shall not be unreasonably withheld.

     The Trustee shall cooperate fully in the defense or settlement of any Proceeding, shall comply with the reasonable requests of the Employer and the Employer's counsel, and shall notify the Employer promptly of any occurrence relevant to any Proceeding and furnish the Employer promptly with copies of any pleading, papers, notices, or other documents received by it in connection with the Proceeding.

     The foregoing rights of indemnification shall be in addition to other rights of the Trustee by law or by reason of insurance coverage of any kind; provided, however, that if the Employer obtains fiduciary liability insurance to protect the Trustee, the provisions of this paragraph shall be applicable only to the extent that such insurance coverage is insufficient.


3.6  Confidentiality.

     The Trustee shall hold in strict confidence any confidential information concerning the Employer or any Related Employer that it receives in connection with the performance of its duties as Trustee, and will not disclose any such information to any third party without the prior written consent of the Employer. In the event that the Trustee shall cease for any reason to serve in such capacity, it shall promptly return all such confidential informa-

tion to the Employer.


                                 ARTICLE 4

                            Investment of Funds


4.1  Investment Responsibility.

      The Trustee shall have sole and complete authority and re-

sponsibility for the investment, management, and control of the assets of the Trust, subject to the provisions of the Plan and Trust including the requirement that the Plan is designed to invest primarily in Employer Stock.


4.2  Investments.

     The Plan is designed to operate as an employee stock ownership plan and to be invested primarily in Employer Stock. The Trustee shall use available cash and other assets in the Trust to buy Employer Stock from other stockholders, from the Employer, or on the open market. The Trustee may borrow funds or issue its pro-

missory note or notes to finance the purchase of Employer Stock.

     (a)  Acquisition Limit.  The Trustee may acquire and hold
Employer Stock in an amount up to 100% of the market value of the Trust.

     (b)  Adequate Consideration.  A purchase or sale of Employer
Stock by the Trustee shall be for not more than, or less than (as applicable), adequate consideration and in accordance with the Plan and with Regulations under ERISA Section 3(18).

     (c) No Commissions. No commissions on the purchase or sale of Employer Stock from or to a disqualified person, as defined in Code Section 4975 or a party in interest, as defined in ERISA Sec-

tion 3(14), may be paid to any Person.

     (d) Indebtedness. A Securities Acquisition Loan or other extension of credit ("Exempt Loan") to the Trust shall bear a rea-

sonable rate of interest and shall be for a term certain.
Collateral pledged to a creditor by the Trust shall consist solely of the Employer Stock purchased with the borrowed funds (although the Employer may guarantee payment of the Exempt Loan and may give security for such guaranty).

     (e)  Securities Acquisition Loan.  "Securities Acquisition
Loan" means any loan obtained by the Trust which is used to pur-

chase Employer Stock for the Trust.

     (f) Unallocated and Pledged Employer Stock. The Employer Stock shall be maintained in a suspense account, if not pledged as collateral, and shall be released from the suspense account or, if pledged as collateral, shall be released from encumbrance as provided in (i) below.

     (g) No Recourse. Under the terms of an Exempt Loan, the creditor shall be given no recourse against the Trust, except with respect to the collateral pledged.

     (h) Repayment of Loan. An Exempt Loan shall be repaid solely from Employer Contributions (other than contributions in the form of Employer Stock) and forfeitures, proceeds from the sale of unallocated shares of Employer Stock purchased with the Exempt Loan, and from Trust earnings on such contributions or on the Employer Stock purchased with such Exempt Loan, and the Employer Contributions shall be sufficient to enable the Trust to pay each and every installment of principal and interest when due, even if no tax benefit results from the contributions.

     (i) Release of Pledged Employer Stock. An Exempt Loan must provide that upon payment of a portion of the balance due, the creditor shall release a Pro Rata Portion of the pledged collateral or, if not pledged as collateral, a Pro Rata Portion of the Employer Stock shall be released from the suspense account, as the Exempt Loan is paid. Employer Stock purchased with each Exempt Loan shall be released separately.

          (i) Pro Rata Portion. "Pro Rata Portion" means the number of pledged securities or number of shares in the suspense account held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid during the Plan Year and the denominator is the sum of the numerator and the remaining principal and interest to be paid under the obligation in all future years. The number of future years shall be determined without taking into account possible extensions or renewals of the obligation. If the interest rate under the obligation is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the current Plan Year. If the collateral or suspense account includes more than one class of Employer Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

         (ii) Alternate Determination of Pro Rata Portion. At the direction of the Administrator, Pro Rata Portion of securities may be determined with reference solely to principal payments, but only if (A) the obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of the amounts for 10 years, and (B) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. This alternate determination shall not be applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the obligation, plus any renewal period, extension period, or the duration of a new obligation used to refinance the existing obligation, exceeds 10 years.

         (iii) Special Release Rule. Notwithstanding (i) and (ii) above, to the extent provided in Section 5.2(a)(ii)(C) of the Plan, at the direction of the Employer, the Trustee shall release addi-

tional shares of Employer Stock for purposes of allocation to Participant accounts.

     (j) Pending Investment. Pending investment in Employer Stock or distribution, funds that are to be invested in Employer Stock may be invested and reinvested as follows:

          (i)  Interest-Bearing Deposits.  The funds may be in-

vested in deposits, certificates, or share accounts of a bank, savings and loan association, credit union, or similar financial institution, including a fiduciary, if the deposits bear a rea-

sonable rate of interest, whether or not the deposits or certifi-

cates are insured or guaranteed by an agency of the United States
Government.

         (ii) Pooled Investment Funds. The funds may be invested through ownership of assets or shares in a common trust fund, pooled investment fund, mutual fund, or other commingled investment, including any pooled or common fund maintained, sponsored, or provided investment management services by, or otherwise associated with the Trustee, or affiliate of the Trustee, that allows participation by a trust fund established under a qualified retirement plan. For this purpose, the terms and provisions of the declaration of trust or other governing documents through which the common trust fund, pooled investment fund or mutual fund is maintained are incorporated in, and made applicable to, the Plan and Trust.

        (iii) Cash or Cash Equivalents. The funds may be held in cash or invested in cash equivalent funds or in other short-term investments.


4.3  Stock Dividends, Stock Splits, etc.

     Employer Stock received by the Trustee as a stock dividend or stock split or as the result of a reorganization or other recapitalization of the Employer shall be allocated under Sec-

tion 5.3 of the Plan. If any rights, warrants, or options are issued on Employer Stock held in the Trust, the Trustee may exer-

cise them for the acquisition of additional shares of Employer
Stock to the extent cash is then available.  Employer Stock ac-

quired in this manner shall be treated as Employer Stock bought by the Trustee for the net price paid. If any rights, warrants, or options on Employer Stock that are not exercised shall be sold by the Trustee, the proceeds shall be treated as a current cash dividend received on Employer Stock.


4.4  Voting of Employer Stock.

     (a) Participant Direction. Each Participant shall have the right to direct the Trustee as to the manner in which all Employer Stock, including fractional shares, held in the Participant's accounts shall be voted. The Trustee shall total the fractional directions of all Participants who have directed the vote in the same manner and shall cast the largest number of whole votes possible from the total of the fraction. Any remaining fraction shall be disregarded.

     (b) Notification. The Employer shall notify the Trustee and Participants when voting rights are to be exercised and, within periods as required by law or Employer charter or bylaws for other shareholders, shall furnish the Trustee and Participants with in-

formation similar to that furnished to other shareholders of the Employer.

     (c) Proxy Solicitation. Management and others may solicit and exercise proxies from Participants to the same extent as au-

thorized for other shareholders. Any such proxy will be in the form of an instruction to the Trustee that will be voted by the Trustee in the manner indicated in the Participant's direction, and will not be returned or disclosed to the solicitor.

     (d) Unallocated Shares; Nondirected Shares. Allocated shares of Employer Stock held in the TRASOP accounts, for which no voting direction is given, shall not be voted. The Trustee shall vote unallocated shares of Employer Stock and allocated shares of Employer Stock, other than shares held in TRASOP accounts, for which no voting direction is given, as directed by the Partici-

pants. The number of such shares that each directing Participant may direct shall be determined by multiplying the number of shares described in the preceding sentence by a fraction. The numerator of the fraction is one, and the denominator is the total number of Participants directing the vote of shares under this subsection
(d).

     If voting of the unallocated shares and nondirected shares in the manner described in the preceding paragraph is precluded by Regulation or other guidance, or by a court of competent jurisdiction, so that in the opinion of the Trustee such method may not be used, the Trustee (except as may be otherwise required by Regulation or other guidance, or by a court of competent jurisdiction) shall vote such shares in the same manner, and in the same proportions, as allocated shares were directed by Participants under (a) above.

     (e) Confidentiality. The Trustee may not divulge information with respect to any Participant's directions under subsections (a) or (d) to any Person, including the Employer.


4.5  Investment and Reinvestment.

     Except amounts estimated to be required for current payments and expenses, the Trust may be invested and reinvested without distinction between principal and income.


4.6  Tender Offer.

     The following provisions apply if any Person makes an offer to purchase or solicits an offer to sell to that Person 1% or more of the outstanding shares of Employer Stock ("Tender Offer").

     (a) Participant Direction. Each Participant may direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of Employer Stock held in the Participant's accounts, in accordance with the terms of the Tender Offer. Participant direction shall be filed with the Trustee in the form and at the time specified by the Trustee.

     (b) Trustee's Response - Valid Directions. The Trustee shall follow all Participants' valid directions with respect to the potential sale, offer, exchange, or other disposal of the Employer Stock held in the Participant's accounts. The proceeds from the disposition of Employer Stock under this section shall be credited to each Participant's applicable account and shall be subject to the investment provisions applicable to such account.

     (c) Invalid Directions or No Directions. The Trustee shall treat invalid directions from a Participant, and failure to give the Trustee directions, as a direction by the Participant not to dispose of the Employer Stock held in the Participant's accounts. The Trustee, or its agent, shall determine the validity of direc-

tions from Participants.

     (d)  Unallocated Shares.  The Trustee shall dispose of Em-

ployer Stock after a Tender Offer with respect to unallocated shares of Employer Stock as directed by the Participants. The number of unallocated shares that each Participant may direct shall be determined by multiplying the number of those shares by a frac-

tion. The numerator of the fraction is one, and the denominator is the total number of Participants giving valid directions under this subsection (d).

          If disposition of unallocated shares in the manner described in the preceding paragraph is precluded by Regulation or other guidance, or by a court of competent jurisdiction, so that in the opinion of the Trustee such method may not be used, the Trustee (except as may be otherwise required by Regulation or other guidance, or by a court of competent jurisdiction) shall dispose of a number of unallocated shares determined by multiplying the total number of unallocated shares by a fraction. The numerator of the fraction is the number of shares for which Participants gave valid directions for disposition under (a) above, and the denominator is the total number of shares for which the Participants gave valid directions.

     (e)  Allocation of Proceeds.  The proceeds from any disposi-

tion of Employer Stock held in the Participant's accounts as a result of a Tender Offer shall be allocated to Participants' applicable accounts. Proceeds from unallocated Employer Stock shall be used to repay the Exempt Loan with which such Employer Stock was purchased.

     (f) Confidentiality. The Trustee may not divulge information with respect to any Participant's directions under subsections (a) or (d) to any Person, including the Employer.


4.7  Diversification of Investments.

     Upon the request of a Participant who has attained at least age 55 and has at least ten years of participation in the Plan, the Administrator may direct the Trustee to establish a segregated account for the Participant and to liquidate up to 25% of the number of shares of Available Employer Stock allocated to the Participant. The proceeds shall be reinvested in investments described in (f) below and held in the segregated account.

     (a) Available Employer Stock. "Available Employer Stock" means Employer Stock acquired by or contributed to the Plan after December 31, 1986, and held in the Participant's ESOP Account.
(The term does not include Employer Stock held in TRASOP Accounts or After-Tax Employee Contributions Accounts since no Employer Stock allocated to these accounts was acquired after December 31, 1986.) Employer Stock acquired by or contributed to the Plan will not be Available Employer Stock if the Fair Market Value of the Employer Stock allocated to the eligible Participant's ESOP Account as of the Valuation Date immediately preceding the first day the Participant is eligible to make an election under this section is $500 or less.

     (b)  Timing of Direction.  The direction to liquidate and re-

invest Available Employer Stock under this provision may be given during the first 90 days after the last day of each Plan Year in the Qualified Election Period. During the first 90 days after the last day of the last (sixth) Plan Year in the Qualified Election Period, the Participant may request the liquidation and reinvest-

ment of up to 50% of the number of shares of Available Employer
Stock allocated to the Participant.

     (c) Determination of Number of Shares To Be Liquidated and Reinvested. The total amount liquidated and reinvested at any time shall not exceed 25% (or 50%) of the number of shares of Available Employer Stock held allocated to the Participant, including shares of Available Employer Stock previously liquidated and reinvested. Any fractional number of shares to be liquidated and reinvested shall be rounded up to the next highest whole number of shares.

     (d) Qualified Election Period. "Qualified Election Period" means the six-year period beginning on the first day of the first
Plan Year in which the Participant attains at least age 55 and has at least ten years of participation.

     (e)  Value of Shares to Be Liquidated and Reinvested.  A di-

rection to liquidate Available Employer Stock and reinvest the proceeds in accordance with this provision shall apply to the Available Employer Stock held in the Participant's ESOP Account as of the last day of the Plan Year immediately preceding the date of liquidation. Dividends paid on Available Employer Stock before the date of reinvestment of the proceeds from the liquidation of Available Employer Stock shall be reinvested under this section.
No interest or earnings shall be credited to the Available Employer Stock liquidated for the period beginning on the last day of the Plan Year immediately preceding the date of liquidation and the date of liquidation.

     (f) Investments. The amount in the segregated account shall be transferred to the Kysor Industrial Corporation Savings Plan to be held, administered, and distributed in accordance with the terms of that plan. The account shall be invested pursuant to the rules set forth in that plan and the related trust, in available invest-

ments (other than investment in an Employer Stock fund).


                                 ARTICLE 5

                         Amendment and Termination


5.1  Amendment.

     The Employer shall have the right at any time to amend this instrument by written document executed by it and delivered to the Trustee. No amendment shall cause any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and Beneficiaries of the Plan. The rights, duties, and responsibilities of the Trustee shall not be changed in any manner without its written consent.


5.2  Termination.

     The Employer reserves the right to terminate the Trust co-

incident with the termination of the Plan and, in such event, the Trust assets shall be distributed pursuant to the direction of the Employer in accordance with the provisions of the Plan.


                                 ARTICLE 6

                              Plan Provisions


6.1  Trust to be Consistent With Plan.

     This instrument is intended to be consistent with the Plan and, in the event of conflict or ambiguity, the language of the Plan shall control.


6.2  Defined Terms.

     Capitalized terms have the definition specified in the Plan or Trust. Definitions in the Trust are found at the following locations:

     Term                                         Location

     Available Employer Stock                     4.7(a)
     Employer                                     Preamble
     Exempt Loan                                  4.2(d)
     Liabilities                                  3.5
     Plan                                         Preamble

     Term                                         Location

     Pro Rata Portion                             4.2(i)(i)
     Proceeding                                   3.5
     Qualified Election Period                    4.7(d)
     Securities Acquisition Loan                  4.2(e)
     Tender Offer                                 4.6

     Trust                                        1.2
     Trustee                                      Preamble


6.3  Incorporation of Plan Provisions.

     To the extent not expressly included, the definitions in the Plan and the provisions of Articles 10, 11, and 12 of the Plan are incorporated herein by reference and made a part of this instrument.


     IN WITNESS WHEREOF, the Employer has executed this instrument
this      day of                   , 1993.


                              KYSOR INDUSTRIAL CORPORATION


                              By

                                 Its

                                                                   Employer

                              OLD KENT BANK AND TRUST COMPANY


                              By

                                 Its

                                                                    Trustee























                       KYSOR INDUSTRIAL CORPORATION
                      EMPLOYEE STOCK OWNERSHIP TRUST

             (Amended and Restated Effective January 1, 1989)

                          Warner, Norcross & Judd
                           900 Old Kent Building
                           111 Lyon Street, N.W.
                     Grand Rapids, Michigan 49503-2489
                        KYSOR INDUSTRIAL CORPORATION
                      EMPLOYEE STOCK OWNERSHIP TRUST

                             TABLE OF CONTENTS


                                                                       Page

ARTICLE 1 - Establishment of Trust . . . . . . . . . . . . . . . . . . .  1

     1.1  Declaration of Trust . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Designation of Trust . . . . . . . . . . . . . . . . . . . . .  1
     1.3  Compliance With Law; Interpretation. . . . . . . . . . . . . .  1


ARTICLE 2 - Duties and Powers of the Employer. . . . . . . . . . . . . .  2

     2.1  Duties, Powers, and Responsibilities of the
          Employer . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          (a)  Required. . . . . . . . . . . . . . . . . . . . . . . . .  2
          (b)  Discretionary . . . . . . . . . . . . . . . . . . . . . .  2
     2.2  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.3  Limitation on Duties of the Employer . . . . . . . . . . . . .  3


ARTICLE 3 - Administration of the Trust. . . . . . . . . . . . . . . . .  3

     3.1  Duties and Powers of the Trustee . . . . . . . . . . . . . . .  3
          (a)  Duties of the Trustee . . . . . . . . . . . . . . . . . .  3
          (b)  Powers of the Trustee . . . . . . . . . . . . . . . . . .  3
          (c)  Limitation on Duties and Powers of the
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Accounting . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.3  Appointment, Resignation, and Removal of Trustee . . . . . . .  6
          (a)  Resignation . . . . . . . . . . . . . . . . . . . . . . .  6
          (b)  Removal . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (c)  Successor Trustee . . . . . . . . . . . . . . . . . . . .  6
          (d)  Effective Date of Resignation or Removal. . . . . . . . .  6
          (e)  Procedure Upon Transfer . . . . . . . . . . . . . . . . .  6
          (f)  Earlier Transfer. . . . . . . . . . . . . . . . . . . . .  7
          (g)  Final Transfer. . . . . . . . . . . . . . . . . . . . . .  7
          (h)  In Kind Transfer. . . . . . . . . . . . . . . . . . . . .  7
          (i)  Limitation on Liability of Successor. . . . . . . . . . .  7
     3.4  Trustee Action.. . . . . . . . . . . . . . . . . . . . . . . .  7
     3.5  Indemnification of Trustee . . . . . . . . . . . . . . . . . .  7
     3.6  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .  8


ARTICLE 4 - Investment of Funds. . . . . . . . . . . . . . . . . . . . .  9

     4.1  Investment Responsibility. . . . . . . . . . . . . . . . . . .  9
     4.2  Investments. . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (a)  Acquisition Limit . . . . . . . . . . . . . . . . . . . .  9
          (b)  Adequate Consideration. . . . . . . . . . . . . . . . . .  9
          (c)  No Commissions. . . . . . . . . . . . . . . . . . . . . .  9
          (d)  Indebtedness. . . . . . . . . . . . . . . . . . . . . . .  9
          (e)  Securities Acquisition Loan . . . . . . . . . . . . . . .  9
          (f)  Unallocated and Pledged Employer Stock. . . . . . . . .   10
          (g)  No Recourse . . . . . . . . . . . . . . . . . . . . . . . 10
          (h)  Repayment of Loan . . . . . . . . . . . . . . . . . . . . 10
          (i)  Release of Pledged Employer Stock . . . . . . . . . . . . 10
          (j)  Pending Investment. . . . . . . . . . . . . . . . . . . . 11
     4.3  Stock Dividends, Stock Splits, etc.. . . . . . . . . . . . . . 11
     4.4  Voting of Employer Stock . . . . . . . . . . . . . . . . . . . 12
          (a)  Participant Direction . . . . . . . . . . . . . . . . . . 12
          (b)  Notification. . . . . . . . . . . . . . . . . . . . . . . 12
          (c)  Proxy Solicitation. . . . . . . . . . . . . . . . . . . . 12
          (d)  Unallocated Shares; Nondirected Shares. . . . . . . . . . 12
          (e)  Confidentiality . . . . . . . . . . . . . . . . . . . . . 13
     4.5  Investment and Reinvestment. . . . . . . . . . . . . . . . . . 13
     4.6  Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . 13
          (a)  Participant Direction . . . . . . . . . . . . . . . . . . 13
          (b)  Trustee's Response - Valid Directions . . . . . . . . . . 13
          (c)  Invalid Directions or No Directions . . . . . . . . . . . 13
          (d)  Unallocated Shares. . . . . . . . . . . . . . . . . . . . 14
          (e)  Allocation of Proceeds. . . . . . . . . . . . . . . . . . 14
          (f)  Confidentiality . . . . . . . . . . . . . . . . . . . . . 14
     4.7  Diversification of Investments . . . . . . . . . . . . . . . . 14
          (a)  Available Employer Stock. . . . . . . . . . . . . . . . . 14
          (b)  Timing of Direction . . . . . . . . . . . . . . . . . . . 15
          (c)  Determination of Number of Shares To Be
               Liquidated and Reinvested . . . . . . . . . . . . . . . . 15
          (d)  Qualified Election Period . . . . . . . . . . . . . . . . 15
          (e)  Value of Shares to Be Liquidated and
               Reinvested. . . . . . . . . . . . . . . . . . . . . . . . 15
          (f)  Investments . . . . . . . . . . . . . . . . . . . . . . . 15


ARTICLE 5 - Amendment and Termination. . . . . . . . . . . . . . . . . . 16

     5.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.2  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 16


ARTICLE 6 - Plan Provisions. . . . . . . . . . . . . . . . . . . . . . . 16

     6.1  Trust to be Consistent With Plan . . . . . . . . . . . . . . . 16
     6.2  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.3  Incorporation of Plan Provisions . . . . . . . . . . . . . . . 17